Exhibit (n)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-110305 of Floating Rate Income Strategies Fund II, Inc. (the "Fund") on Form N-2 of our report dated July 20, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm and Experts" in the Prospectus.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 22, 2004